SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            DELPHI INTERNATIONAL LTD.
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                (Name of Registrant as Specified in Its Charter)



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                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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
April 20, 2001


Dear Shareholder,

You are cordially invited to attend the Annual General Meeting of Shareholders of Delphi International Ltd. (the "Company") on May 22, 2001 at Mid Ocean Club, Tucker's Town, Bermuda, commencing at 11:30 a.m. We look forward to greeting those of you who are able to attend.

At this meeting you will be asked to consider and vote upon the following:

1.   The election of directors.

2. The adoption of the consolidated financial statements of the Company for the year ended December 31, 2000 together with the auditors' report thereon.

3. The appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2001.

4. Proposals to be considered by the Company, as the holder of all outstanding voting common shares of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd., at the Annual General Meetings of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd. and by the Company on behalf of Oracle Reinsurance Company Ltd., as a member of Inman Partners LLC.


YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THESE PROPOSALS.

Your vote is important. Whether or not you plan to attend the Annual General Meeting in person and regardless of the number of shares you own, we urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided. You may attend the Annual General Meeting and vote in person even if you have previously returned your card. We look forward to meeting with you.


Sincerely,



Colin O'Connor
President & Chief Executive Officer

                            DELPHI INTERNATIONAL LTD.
              NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 22, 2001


Notice is hereby given that the 2001 Annual General Meeting of Shareholders (the "Meeting") of Delphi International Ltd. (the "Company") will be held at Mid Ocean Club, Tucker's Town, Bermuda on May 22, 2001 commencing at 11:30 a.m. for the following purposes:

1.   To elect three Directors to serve for a term of three years.

2. To receive and adopt the consolidated financial statements of the Company for the year ended December 31, 2000 together with the auditors' report thereon.

3. To approve the recommendation by the Board of Directors that Ernst & Young be appointed as the Company's independent auditors for the fiscal year ending December 31, 2001.

4. In accordance with the Company's Bye-Laws, (A) to vote on a proposal to be considered by the Company, as the holder of all the outstanding voting common shares of Oracle Reinsurance Company Ltd. ("Oracle Re"), to (i) elect four Directors to the Board of Oracle Re, (ii) approve the recommendation of the Board of Oracle Re that Ernst & Young be appointed as the independent auditors of Oracle Re for the financial year ending December 31, 2001 and (iii) ratify the consent by Oracle Re, as a member of Inman Partners LLC (the "LLC"), to an amendment to the terms of the preferred securities of the LLC held by Oracle Re and (B) to vote on a proposal to be considered by the Company, as the indirect holder of all the outstanding voting common shares of O.R. Investments Ltd., to (i) elect five Directors to the Board of O.R. Investments Ltd., and (ii) waive the preparation of audited financial statements for the year ended December 31, 2000 of O.R. Investments Ltd. and that no auditor be appointed to the close of the next Annual General Meeting.

If you do not expect to be present at the Meeting, please sign, date and fill in the enclosed form of proxy and return it by mail in the enclosed addressed envelope. All instruments appointing proxies to be used at the Meeting must be deposited at the offices of the Company's transfer agent, First Union National Bank, Attn: Proxy Department, Shareholders Services Group, 1525 West W.T. Harris Blvd - 3C3, Charlotte, NC 28288-1153, U.S.A. or with the Secretary of the Company at the Company's offices at 11 Church Street, Hamilton HM12, Bermuda, not later than 5:00 p.m. Bermuda time on May 17, 2001. Shares represented by instruments appointing proxies that are not deposited will not be voted at the Meeting.


                                        By Order of the Board of Directors



                                        Malcolm S. Mitchell
Hamilton, Bermuda                       Secretary
April 20, 2001

                            DELPHI INTERNATIONAL LTD.
                                 PROXY STATEMENT
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS


THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY DELPHI INTERNATIONAL LTD. (THE "COMPANY") OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON MAY 22, 2001 AT 11:30 A.M. AT MID OCEAN CLUB, TUCKER'S TOWN, BERMUDA.


The close of business on March 16, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of the Meeting and vote thereat. The Company expects to mail this proxy material to Shareholders on or about April 20, 2001 together with a copy of the Company's Annual Report to Shareholders, including its Annual Report on Form 10-K for the year ended December 31, 2000.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies personally. These officers and employees will receive no compensation other than their regular salaries.

Any person giving a proxy may revoke it by depositing an instrument in writing executed by him or by his attorney authorized in writing at the registered office of the Company at any time up to the close of business on the last business day preceding the Meeting or any adjournment thereof, with the Chairman of the Meeting or in any other manner permitted by law. All properly executed proxies, not theretofore revoked, will be voted on any poll taken at the Meeting in accordance with the instructions contained therein. If no instructions are given with respect to any particular matter, the proxy authorizes a vote in favor of such matter and it will be voted accordingly. Proxies must be duly executed and deposited at the office of the Company's transfer agent, First Union National Bank, in Charlotte, North Carolina, U.S.A. or with the Secretary of the Company at the Company's office in Bermuda, prior to 5:00 p.m. Bermuda time on May 17, 2001, in order to be voted at the Meeting.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a Director or Officer of the Company and no person who is a proposed nominee for election as a Director of the Company and no associate or affiliate of any such Director, Officer or Proposed Nominee has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting except as may hereinafter be disclosed.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 16, 2001, the Company had outstanding 4,079,014 Common Shares, par value $0.01 per share (the "Common Shares"), entitled to be voted at the Meeting. Each holder of Common Shares of the Company is entitled to one vote per share on all matters submitted to a vote of shareholders, except that if and as long as the Controlled Shares of any person constitute 9.5% or more of the issued and outstanding Common Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of 9.5%, pursuant to a formula specified in the Company's Bye-Laws. "Controlled Shares" means (i) all shares of the Company directly, indirectly or constructively owned by any person within the meaning of Section 958 of the United States Internal Revenue Code of 1986 (the "Code") and (ii) all shares of the Company directly, indirectly or beneficially owned by such person within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934 (the "Exchange Act") (including any shares owned by a group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) of the Exchange Act). Under these provisions, if, and so long as, any person directly, indirectly or constructively owns, within the meaning of Section 958 of the Code, Controlled Shares having more than 9.5% of the total number of votes exercisable in respect of all shares of voting stock of the Company, the voting rights attributable to such shares will be limited, in the aggregate, to 9.5% of the total number of votes. If the person solicited does not specify a choice with respect to the election of any nominee for Director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 16, 2001, the Controlled Shares with respect to Mr. Robert Rosenkranz, Chairman of the Board of Directors of the Company, consisted of 1,295,004 Common Shares which, as of such date, represented 31.7% of the Common Shares. Under the Bye-Laws as referred to above, the voting rights attaching to these Common Shares are limited to a voting power of 9.5%.

The following table sets forth certain information regarding beneficial ownership of the Company's Common Shares as of March 16, 2001, by each person who is known by the Company to own beneficially more than 5% of the Company's Common Shares, by each of the Company's Directors and by all Executive Officers and Directors as a group. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to have sole voting and dispositive power with respect to the indicated shares.

                                                                         Amount and
                                                                          Nature of           Percent
         Name of Beneficial Owner                                        Ownership(2)         Of Class
         ------------------------                                        ---------            --------
         Five or greater percent owner:
              Robert Rosenkranz (1)..................................      1,109,169            26.4%
              Harold F. Ilg(1).......................................        283,977             6.8%
              David Elenowitz(1).....................................        272,624             6.5%
         Directors and Executive Officers:
              Robert Rosenkranz......................................      1,109,169            26.4%
              Harold F. Ilg..........................................        283,977             6.8%
              Lewis S. Ranieri.......................................        130,259             3.1%
              Charles P. O'Brien.....................................        101,011             2.4%
              Edward A. Fox..........................................         85,363             2.0%
              Robert M. Smith, Jr....................................         65,473             1.6%
              Thomas L. Rhodes.......................................         48,087             1.1%
              Colin O'Connor.........................................         44,165             1.0%
              David Ezekiel..........................................         22,165                *
              Nicolas G. Trollope....................................          3,700                *
              Directors and Officers as a group (10 persons).........      1,893,369(3)         45.0%

*    Amount is less than 1%.

(1) Mr. Rosenkranz's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York 10022. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, Missouri 63146. Mr. Elenowitz's address is c/o Mercury Capital, Inc., 153 East 53rd Street, New York, New York 10022.

(2) The indicated shares for each individual, with the exception of Messrs. Elenowitz and Trollope, include 14,165 Common Shares, which may be acquired pursuant to stock options within 60 days.

(3) Includes 127,485 Common Shares which may be acquired pursuant to stock options within 60 days.

                              ELECTION OF DIRECTORS
                          (ITEM 1 OF NOTICE OF MEETING)


The Company's Bye-Laws provide that the Board of Directors shall be divided into three classes, which classes will be as follows: the First Class, whose initial term expired at the first Annual General Meeting of the Company's shareholders following the completion of the rights offering in January 1998; the Second Class, whose initial term expires at the second Annual General Meeting following completion of the rights offering; and the Third Class, whose initial term expires at the third Annual Meeting of the Company's shareholders following completion of the rights offering. Following their initial terms all classes of Directors shall be elected to three year terms. In accordance with the Bye-Laws, the three Directors comprising the Third Class of Directors will be eligible for re-appointment on a three year term.

It is intended that the Common Shares represented by Proxies will be voted "for" the election of the nominees listed below, unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

NOMINEES FOR DIRECTOR

The following sets forth information as to each nominee for election at the 2001 Annual General Meeting, including his age, positions with the Company, length of service as Director of the Company, other Directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

MR. ROSENKRANZ, 58, has served as Chairman of the Board of each of the Company and Oracle Re since their inception in September 1997. Mr. Rosenkranz has served as the President and Chief Executive Officer of Delphi Financial Group, Inc. ("DFG") since May 1987 and has served as Chairman of the Board of Directors of DFG since April 1989. Mr. Rosenkranz is also the Chairman of the Board of Reliance Standard Life Insurance Company, First Reliance Standard Life Insurance Company and Reliance Standard Life Insurance Company of Texas and a director of Safety National Casualty Corporation. Mr. Rosenkranz has served as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its corporate general partner since October 1978.

MR. EZEKIEL, 52, has served as Vice President and Director of each of the Company and Oracle Re since their inception in September 1997. Mr. Ezekiel is the President and Managing Director of IAS, a Bermuda domiciled and licensed insurance management company. Prior to founding IAS, Mr. Ezekiel was a partner with the accounting firm of Moore, Stephens & Butterfield, the Bermuda arm of KPMG.

MR. TROLLOPE, 53, has served as Director of each of the Company and Oracle Re since their inception in September 1997. Mr. Trollope is a partner with the law firm of Conyers Dill & Pearman, Hamilton, Bermuda, which he joined in 1975. Mr. Trollope is a director and officer of numerous Bermuda exempted companies for which Conyers Dill & Pearman acts as legal counsel and for which its associated company, Codan Services Ltd, provides corporate administrative services. Mr. Trollope served as Secretary of the Company and Oracle Re from their inception to May 2000.


COMMITTEES OF THE BOARD OF DIRECTORS

The Executive Committee is empowered, subject to certain limitations, to exercise all the powers and authorities of the Board in relation to the management and business of the Company when the Board is not in session. The members of the Committee are Messrs. Ezekiel, O'Connor and Trollope. The Committee met four times in 2000.

The Compensation Committee, whose membership consists of Messrs. Ezekiel and Rhodes, reviews compensation of the Company's Chief Executive Officer and any discretionary grants of stock options. The Committee did not meet in 2000.

The Company has an Audit Committee whose membership currently consists of two members, Messrs. Ezekiel and Smith. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this Charter is included in Appendix A. The Board intends by June 2001 to expand this membership to three individuals having the requisite qualifications contemplated by its audit committee charter. The Committee held one meeting during fiscal year 2000. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee" included herein.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this connection, the Committee has met with management and the independent auditors to review and discuss the Company's consolidated financial statements. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

Based upon the Committee's review and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

David Ezekiel, Audit Committee Chair
Robert M. Smith, Jr., Audit Committee Member


DIRECTORS' ATTENDANCE

All directors attended at least 75% of the aggregate number of meetings held in 2000 of the Board and the Board committees on which such Director served, with the exception of Mr. Ranieri.

DIRECTORS' COMPENSATION

Directors, other than Mr. Trollope, are entitled to an annual cash retainer of $10,000 for serving on the Company's Board plus expenses for each meeting attended. Each Director, unless electing otherwise in advance, is entitled to receive, in lieu of such annual cash retainer, a number of options to purchase Common Shares determined pursuant to the formula set forth in the Company's Director and Employee Stock Option Plan (the "Option Plan").

Under this formula, the number of Common Shares to which each option relates is equal to three times the amount of the annual retainer that would otherwise be payable in cash, divided by the fair market value of a Common Share on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. For this purpose, the fair market value on any such date is the closing price of a Common Share, as reported through the NASDAQ National Market System, on the grant date. Options granted become exercisable in four equal 90-day installments and expire ten years from the date of grant.

Under the Option Plan, options to purchase 60,003 Common Shares, in the aggregate, were granted to Directors during 2000 at an exercise price of $4.50 per share. The shares to which such options relate are included in the table in the "Voting Securities and Principal Holders Thereof" section.


                  ADOPTION OF CONSOLIDATED FINANCIAL STATEMENTS
                          (ITEM 2 OF NOTICE OF MEETING)

The Company's Board of Directors has, on the recommendation of the Audit Committee, approved the consolidated financial statements of the Company for the year ended December 31, 2000 together with the auditors' report thereon, and two Directors of the Company have signed the balance sheet of the consolidated financial statements on behalf of the Company. The Board has unanimously recommended that the shareholders formally adopt the consolidated financial statements for the year ended December 31, 2000.

In accordance with Bermuda company law and practice, the consolidated financial statements will be laid before the Meeting and it is intended that the Common Shares represented by proxies solicited by or on behalf of the Company will be voted in favor of the adoption of the consolidated financial statements for the year ended December 31, 2000 together with the auditors' report thereon, unless a contrary direction is indicated on the Proxy.


                 PROPOSAL TO APPROVE THE APPOINTMENT OF AUDITORS
                          (ITEM 3 OF NOTICE OF MEETING)

Subject to ratification by the Company's shareholders, the Board of Directors has re-appointed Ernst & Young as independent auditors of the Company to hold office until the next Annual General Meeting of Shareholders. Following is information regarding fees billed by Ernst & Young during 2000:

Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young relating to the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $112,000.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed for services of this type rendered by Ernst & Young to the Company during the year ended December 31, 2000 were $0.

All Other Fees. The aggregate fees billed for all other services during the year ended December 31, 2000, which consisted of audit-related services and actuarial consulting services, were $17,000.

Representatives of Ernst & Young are expected to be present at the Meeting and will be available to answer appropriate questions. Such representatives of Ernst & Young will also be given an opportunity to make a statement to the shareholders if they so wish.

It is intended that the Common Shares represented by proxies solicited by or on behalf of the Company will be voted in favor of the appointment of Ernst & Young as auditors of the Company and authorizing the Directors to fix their remuneration, unless a contrary direction is indicated on the Proxy.

Approval of the appointment of Ernst & Young as auditors of the Company and authorizing the directors to fix their remuneration requires the affirmative vote of a majority of the voting power of the voting Common Shares present in person or represented by proxy at the meeting.

                     APPROVAL OF ACTIONS AT SUBSIDIARY LEVEL
                          (ITEM 4 OF NOTICE OF MEETING)

In accordance with the Bye-Laws of the Company, with respect to any matter required to be submitted to a vote of shareholders of a subsidiary (as that term is defined in the Bye-Laws), the Company is required to submit a proposal relating to such matter to the shareholders of the Company who will vote at a General Meeting with respect to such matter in accordance with the Bye-Laws and the shareholders of the Company shall be entitled to all of the voting rights with respect to the shares of the subsidiary. For these purposes, the Company has two subsidiaries namely Oracle Re and O.R. Investments Ltd; in addition, this requirement applies with respect to Inman Partners LLC (the "LLC"), a limited liability company of which Oracle Re is a member.

Shareholder approval is being sought to authorize any one Director of the Company to execute unanimous written consents of the shareholders of Oracle Re and O.R. Investments Ltd. relating to their respective annual statutory meetings as follows:

In the case of Oracle Re, the unanimous written consent will contain two resolutions: (1) that Messrs. Robert Rosenkranz, David Ezekiel and Nicolas G. Trollope be re-elected for a further three year term in accordance with the Bye-Laws of Oracle Re and (2) that Ernst & Young be appointed as Oracle Re's independent auditor for the financial year ending December 31, 2001.

In the case of O. R. Investments Ltd., the unanimous written consent will contain two resolutions: (1) that Messrs. Robert Rosenkranz, Robert M. Smith Jr., Colin O'Connor, David Ezekiel and Nicolas G. Trollope be re-elected Directors of O.R. Investments Ltd. to serve until the next Annual General Meeting of the Company and that (2) O.R. Investments Ltd. waive the preparation of financial statements for the year ended December 31, 2000 and that no auditor be appointed to the close of the next Annual General Meeting.

In addition, with respect to the LLC, Oracle Re has, in its capacity as a member thereof, previously consented to the amendment of the terms of the preferred securities of the LLC held by Oracle Re whereby the dividend rate on such securities was reduced, effective January 1, 2001, from 15.5% to 13.5% per annum, such reduced rate being more reflective of the LLC's ability to support such dividends while still permitting the Company to obtain an appropriate return on its investment in such securities, which at December 31, 2000 totaled $70,382,947. Accordingly, shareholder approval is being sought with respect to this matter.

Approval of the actions of the subsidiaries and the LLC as outlined above and for the execution by any one Director of the Company of the unanimous written consents of both Oracle Reinsurance Company Ltd. and O. R. Investments Ltd. as aforesaid requires the affirmative vote of a majority of the voting power of the voting Common Shares in the Company present in person or represented by proxy at the meeting.

                             EXECUTIVE COMPENSATION

The Company has entered into an oral employment agreement with Mr. Colin O'Connor pursuant to which Mr. O'Connor serves as President and Chief Executive Officer of the Company.

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2000 and 1999 and for the period from January 27, 1998 to December 31, 1998.


                           SUMMARY COMPENSATION TABLE


                                    Annual Compensation             Long Term Compensation
                                 --------------------------      -----------------------------
                                                                 Restricted      Securities
     Name and                                 Other Annual         Stock         Underlying         All  Other
Principal Position     Year      Salary        Compensation         Award       Options (#)(1)     Compensation
------------------     ----      ------        ------------         -----       --------------     ------------
Colin O'Connor,        2000     $150,000          $15,000            --           6,667                 --
President & Chief      1999      150,000           25,000            --           5,854                 --
Executive Officer      1998      150,000           25,000            --           1,644                 --
of the Company


(1) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of an annual cash retainer.


                        OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officer under the Option Plan in 2000.

                                       % of Total                                     Potential Realizable Value
                         Number of      Options                                       at Assumed Annual Rates of
                         Securities    Granted to                                    Stock Price Appreciation for
                         Underlying     Employees     Exercise                                Option Term
                           Options       in Last        Price         Expiration      ----------------------------
       Name                Granted     Fiscal Year     ($/Sh)            Date              5%           10%
--------------------     -----------   -----------   -----------     -------------    ----------  -------------
Colin O'Connor              6,667(1)      100%          $4.50          05/10/10        $18,868       $47,815

(1) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of the annual cash retainer. The options indicated become exercisable in four equal quarterly installments beginning with the first such installment occurring on August 10, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officer during the fiscal year ended December 31, 2000 and options outstanding under the Option Plan at December 31, 2000.


                                                    Number of Securities          Value of Unexercised
                                                  Underlying Unexercised         In-the-Money Options at
                     Shares                     Options at Fiscal Year-End           Fiscal Year-End(1)
                    Acquired       Value       ----------------------------     ----------------------------
      Name         On Exercise   Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
---------------    -----------   ---------     -----------    -------------     -----------    -------------
Colin O'Connor         --         $   --        14,165(2)           --           $    --          $     --

(1) Based on a closing price of $3.50 for the Company's Common Shares on December 31, 2000.

(2) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of the annual cash retainer.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Board of Directors are "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                                PERFORMANCE GRAPH

In order to further assist shareholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Common Shares to the total return on the common stock of the companies included in the Nasdaq Composite Index and the Standard & Poor's Property-Casualty Insurance Index ("S&P P-C Insurance Index") has been provided. The performance graph should be analyzed in connection with the preceding table detailing the payment of compensation. The graph assumes $100 was invested in the Company's Common Shares and the indices reflected therein on January 27, 1998, the date the rights offering of the Company's Common Shares was completed, and reflects the value of that investment through December 31, 2000.


             COMPARISON OF TOTAL RETURN AMONG DELPHI INTERNATIONAL,
               NASDAQ COMPOSITE INDEX AND S&P P-C INSURANCE INDEX

                              [LINE GRAPH OMITTED]

                             01/98    12/98      12/99     12/00
Delphi Int'l                  100     171.11     80.52     69.37
Nasdaq Composite Index        100     143.17    266.48    159.65
S&P P-C Ins. Index            100      94.91     70.57    115.3


                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's Executive Officer is supervised by the Compensation Committee of the Board of Directors. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for increasing levels of profit and shareholder value.


                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                         Thomas L. Rhodes David Ezekiel

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


INVESTMENT ADVISORY AGREEMENTS

The allocation of the Company's assets to the strategies and among investment managers within the strategies is performed by Acorn Advisory Capital L.P. (the "Investment Advisor") pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). This agreement provides for the payment to the Investment Advisor of a fee equal to 50 basis points of assets under management. The Investment Advisory Agreement allows the Investment Advisor to defer payment of its fee, although there can be no assurance that it will do so. Mr. Rosenkranz, Chairman of the Board of Directors of the Company and Oracle Re, may be deemed to be the beneficial owner of substantially all of the Investment Advisor. The agreement has been renewed through December 31, 2002. Termination is subject to notice 60 days prior to the end of the then-current term by either the Company or the Investment Advisor.

During 2000, Oracle Re entered into arrangements with entities in which Mr. Rosenkranz has a financial interest, under which approximately $17.4 million in assets are presently managed pursuant to a discrete investment program. Under such arrangements, asset-based and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. Such fees, which totaled approximately $649,000 in 2000, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs.

AGREEMENT WITH INTERNATIONAL ADVISORY SERVICES LTD. ("IAS")

The Company has engaged IAS to provide certain management and administrative services to the Company. David Ezekiel, Vice President and Director of the Company and Oracle Re, is the President and Managing Director of IAS. These services include underwriting support and administration, preparation of financial statements, liaison with auditors, legal advisors and other service providers, together with such other duties as may be agreed upon.

CONYERS DILL & PEARMAN

The Company and Oracle Re retain the Bermuda law firm of Conyers Dill & Pearman as their corporate counsel and the firm's affiliated company, Codan Services Limited, provides corporate administrative services to the Company and Oracle Re. Mr. Trollope, a Director of the Company, is a Partner of Conyers Dill & Pearman.

DELPHI FINANCIAL GROUP, INC. ("DFG")

During 1998, Oracle Re entered into various reinsurance agreements with subsidiaries of DFG, of which Mr. Rosenkranz is Chairman of the Board, President and Chief Executive Officer and beneficially owns or has the power to vote 100% of the shares of the Class B Common Stock and of which Messrs. Fox, O'Brien, Ranieri, Rhodes and Smith also serve as Directors. Under these agreements, approximately $101.5 million of group employee benefit reserves ($35 million of long-term disability insurance reserves and $66.5 million of net excess workers' compensation and casualty reserves) were ceded to Oracle Re. In 2000 and 1999, Oracle Re and RSL effected the partial recaptures of $4.6 million and $10 million, respectively, of the group long-term disability liabilities ceded to Oracle Re. In January 2000, Safety National and Oracle Re rescinded a workers' compensation quota share reinsurance contract which had been entered into during 1999. Also in 1998, DFG and certain of its subsidiaries purchased subordinated notes from the Company with an aggregate principal amount of $40 million of which a $10 million note was sold by DFG to an unrelated party prior to December 31, 1998. Such notes bear interest at the rate of 9% per annum (which, during any five years, may at the Company's option be paid in additional notes bearing the same terms in lieu of cash) and mature in full in January 2028. Interest of $2.8 million and $3.0 million was paid in 1999 and 2000, respectively, by the issuance of additional notes.


                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi International Ltd. are included in the Company's 2000 Annual Report on Form 10-K for the year ended December 31, 2000 which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to shareholders may be obtained without charge by submitting a written request to Delphi International Ltd., Chevron House, 11 Church Street, Hamilton, Bermuda.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and other information obtained from such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.

                              SHAREHOLDER PROPOSALS

Pursuant to the Company's Bye-Laws, resolutions intended to be presented by shareholders for action at the 2002 Annual General Meeting must comply with the provisions of the Bermuda Companies Act, 1981 and the Bye-Laws of the Company.

Pursuant to United States securities law regulations, proposals intended to be presented by shareholders for action at the 2002 Annual Meeting must comply with such regulations and be received by the Secretary of the Company not later than December 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.


                                    By Order of the Board of Directors



                                    Malcolm S. Mitchell
                                    Secretary
                                    April 20, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER


1.    NAME

      This committee shall be called the Audit Committee of the Board of Directors of Delphi International Ltd.

2.    MEMBERSHIP

      The audit committee will comprise not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity. In particular, each member of the committee shall be independent and financially literate within the meanings of the rules of the Nasdaq Stock Market relating to audit committees except that one member may be non-independent under the circumstances set forth in such rules. In addition, at least one member of the committee shall have accounting or related financial management expertise, as contemplated by such rules. The preceding provisions will become effective on June 14, 2001; until such time, the audit committee may be comprised of its two original members.

3.    MEETINGS

      The committee will meet at least twice a year and will report to the board of directors at least once a year. Additionally, the committee will meet privately with members of management and the external auditors at least annually. The committee will meet privately without management as necessary.

4.    FUNCTIONS AND RESPONSIBILITIES

      The audit committee is a standing committee of the board of directors. Its principal responsibilities include:

      - Review of the effectiveness of accounting policies and internal controls as established.

      - Oversight of financial reporting process including the issuance of the Company's financial statements.

      - Oversight of the external audit process, with respect to procedures, timing and costs.

The committee's activities will include the following actions:

A. Oversight of the financial statements and relations with the external auditors.

      1. Obtain confirmation from the Company's external auditors of such auditors' understanding of their ultimate accountability to the board of directors and the audit committee, who have the ultimate authority with respect to the selection, evaluation, and if appropriate, replacement of the independent auditors (subject to ratification by the Company's shareholders).

      2. Expect management and external auditors to analyze significant financial reporting issues and practices on a timely basis.

      3. Assess the Company's ability to identify and assess the risk of material financial statement errors and non-compliance with laws and regulations.

      4. Expect financial management and external auditors to discuss with the audit committee:

            (a) Qualitative judgements about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable

            (b) Aggressiveness or conservatism of accounting principles and financial estimates

            (c) The nature of any disagreements between management and external auditors

      5. Review significant financial variations from prior year and budget, disclosures in financial statements and specifics of any unadjusted audit differences.

      6.    Expect the external auditors to provide the audit committee with:

            (a) A written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1. The audit committee will discuss such information with the independent auditors, and, if it so determines, recommend that the full Board take appropriate action to satisfy itself of the independence of such auditors.

            (b) Independent judgements about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed accounting principles are clear.

            (c) Views on whether the accounting principles chosen by management are conservative, moderate or aggressive as they relate to income, asset and liability recognition and whether these accounting principles are commonly used.

            (d) Reasons why accounting principles and disclosures used for new transactions or events are appropriate. Reasons for accepting or questioning significant estimates made by management.

B.    Areas within the scope of the audit committee's responsibilities.

      1.    Review and approve the scope of the annual external audit.

      2. Requests for the external auditors to study a particular area of concern or interest

      3. Initiate special audits and review and approve the areas targeted for special audit work.

      4. Review and approve the audit reports issued in conjunction with the special audit work, including management responses and plans to address those areas identified during the audits.

      5. Review internal control manuals on a periodic basis and review and approve all changes to the internal control procedures.

C.    Areas reviewed by the audit committee prior to board action.

      1.    Appoint external auditors.

      2. Review and approve the annual financial statements and auditors' reports.

      3.    Review and approve auditors' fees.

      4.    Implementation of major accounting policy changes.

      5. Review management letters, including management responses and plans to address the resulting recommendations.

D. Areas of review by the audit committee prior to providing summary reports to the board (when appropriate).

      1. Review accounting changes or regulations proposed or adopted by governing bodies e.g. the Financial Accounting Standards Board.

      2. Interview the Company's external auditors concerning the strengths and weaknesses of the Company's financial staff, internal controls, and other factors that pertain to the integrity of published financial reports.

                            DELPHI INTERNATIONAL LTD.



         Dear Shareholder,

         Please take note of the important information enclosed with this Proxy. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the 2001 Annual General Meeting of Shareholders, scheduled to be held on May 22, 2001.

         Thank you in advance for your prompt consideration of these matters.


         Sincerely,

         Delphi International Ltd.




                              FOLD AND DETACH HERE
-------------------------------------------------------------------------------

                            DELPHI INTERNATIONAL LTD.

The undersigned shareholder hereby appoints Colin O'Connor as attorney or proxy, with full power of substitution, and hereby authorizes him to represent and vote in the manner designated on the reverse side of this card (or, if no designation is made, as provided below), all of the Common Shares of Delphi International Ltd. (the "Company") held of record by the undersigned at the close of business on March 16, 2001 at the Company's 2001 Annual General Meeting of Shareholders scheduled to be held on May 22, 2001 at 11:30 a.m., or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, Notice of 2001 Annual General Meeting of Shareholders and Proxy Statement, dated April 20, 2001, and grants authority to said proxy or his substitutes and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI INTERNATIONAL LTD. and, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director and "FOR" Proposal 2, Proposal 3, and Proposal 4.

                        SIGNED: ______________________________________________



                        SIGNED: ______________________________________________

                        Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                        DATED: _______________________________________________

                        IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                              FOLD AND DETACH HERE
------------------------------------------------------------------------------

1.   Election of Directors.

     [ ] FOR all nominees listed (except as written in the space provided below)

     [  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

           Robert Rosenkranz      David Ezekiel      Nicolas G. Trollope

     INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

2. Adoption of the consolidated financial statements of the Company for the year ended December 31, 2000 together with the auditors' report thereon.

     [  ]  FOR                [  ]  AGAINST                  [  ]  ABSTAIN

3. Appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [  ]  FOR                [  ]  AGAINST                  [  ]  ABSTAIN

4. Adoption of proposals to be considered by the Company, as the holder of all outstanding voting common shares of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd., at the Annual General Meetings of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd. and by the Company on behalf of Oracle Reinsurance Company Ltd. as a member of Inman Partners LLC.

     [  ]  FOR                [  ]  AGAINST                  [  ]  ABSTAIN